UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

HOOKIPA PHARMA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
[•], 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of HOOKIPA Pharma Inc. (the “Company” or “HOOKIPA”). The meeting will be held online on June 17, 2024 at 10:00 a.m. ET. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/HOOK2024, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the annual meeting.
Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
At this Annual Meeting, the agenda includes
(1)   the election of two Class II directors for three-year terms;
(2)   the ratification of the appointment of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
(3)   the authorization to amend our certificate of incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares; and
(4)   the authorization of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (with a proportionate reduction in the authorized number of shares of the Company’s common stock), in the range of 1-for-2 to 1-for-10 at any time prior to June 17, 2025, if and as determined by the Company’s board of directors; and
(5)   the transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting (the “Notice”) that you will receive in the mail. This Notice is dated [•], 2024, and we plan to mail the Notice on or about April 26, 2024. The Notice contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report, and a form of proxy card.
Your vote is very important. Whether or not you plan to attend the online meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
We hope that you will join us on June 17, 2024. Your investment and continuing interest in the Company are very much appreciated.
Sincerely,

Joern Aldag
Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
Time	10:00 a.m., Eastern Time
Date	June 17, 2024
Place	Online at www.virtualshareholdermeeting.com/HOOK2024.
Purpose
(1)   To elect Timothy Reilly, Ph.D., and Malte Peters as Class II members of the Board of Directors, to serve until the Company’s 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1 — Director Elections”);
(2)   To ratify the selection of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2 — Auditor Ratification”);
(3)   To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares (“Proposal 3 — Authorized Stock Increase Proposal”);
(4)   To authorize an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (with a proportionate reduction in the authorized number of shares of Company common stock), in the range of 1-for-2 to 1-for-10 at any time prior to June 17, 2025, if and as determined by the Company’s board of directors (“Proposal 4 — Reverse Split Proposal”). The Board of Directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion; and
(5)   To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 22, 2024 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your broker or nominee, as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Nicolas Reischer
Corporate Secretary
New York, New York
[•], 2024
Important Notice Regarding the Availability of Proxy Materials for the Company’s 2024 Annual Meeting of Stockholders to Be Held on June 17, 2024: The Notice of 2024 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at https://hookipapharma.com by following the link for “Investors.”

HOOKIPA PHARMA, INC.
350 FIFTH AVENUE, 72ND FLOOR, SUITE 7240
NEW YORK, NY, 10118
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2024
AT 10:00 A.M. ET
GENERAL INFORMATION
When are this proxy statement and the accompanying material scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 26, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability and the proxy materials, including the Notice of 2024 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form.
Why did I receive a note of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 26, 2024. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
Who is soliciting my vote?
The Board of Directors of HOOKIPA Pharma Inc. is soliciting your vote for the 2024 Annual Meeting of Stockholders.
When is the record date for the Annual Meeting?
The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 22, 2024.
How many votes can be cast by all stockholders?
A total of 96,550,590 shares of common stock of the Company were outstanding on April 16, 2024 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.
How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
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By Internet.   Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.
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By Telephone.   Call 1-800-690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

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By Mail.   Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR Proposal 1 — Director Elections, FOR Proposal 2 — Auditor Ratification, FOR Proposal 3 — Authorized Stock Increase Proposal, and FOR Proposal 4 — Reverse Split Proposal. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

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By Internet at the Annual Meeting.   Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/HOOK2024.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):
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By Internet or By Telephone.   You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

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By Mail.   You will receive instructions from your broker or other nominee explaining how to vote your shares.

How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder that was a stockholder as of the record date can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/HOOK2024. The webcast will start at 10:00 a.m. Eastern Time on June 17, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Can I ask pertinent questions during the Annual Meeting?
You may submit questions during the meeting by logging into the meeting website at www.virtualshareholdermeeting.com/HOOK2024 using your 16-digit control number and typing your question into the “Ask a Question” file and clicking “Submit”. Only questions pertinent to the business to be conducted at the annual meeting will be answered during the meeting, subject to time limitations.
What are the Board of Director’s recommendations on how to vote my shares?
The Board of Directors recommends a vote:
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FOR Proposal 1 — Director Elections (page 7)

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FOR Proposal 2 — Auditor Ratification (page 37)

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FOR Proposal 3 — Authorized Stock Increase Proposal (page 39)

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FOR Proposal 4 — Reverse Split Proposal (page 41)

Who is soliciting my proxy?
Proxies are solicited by and on behalf of our Board of Directors. The individuals named in the proxy have been designated as proxy holders by our Board of Directors. When you return a proxy that is properly dated and executed, your shares represented by the proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not give specific instructions on your proxy card, your shares will be voted in accordance with the recommendations of our Board of Directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who pays the cost for soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Under the rules of the New York Stock Exchange (“NYSE”), banks, brokers and other nominees can vote customers’ unvoted shares on “routine” matters, but cannot vote such shares on “non-routine” matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter. The election of directors (Proposal 1) is a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2), the increase in our authorized shares (Proposal 3) and the reverse stock split (Proposal 4) are routine matters. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.
Can I change my vote?
You may revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.
How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions, withhold votes and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What are broker non-votes?
When a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be non-routine, the broker, bank or other such agent cannot vote the shares. When there is at least one routine matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on non-routine matters are counted as broker non-votes. The election of directors (Proposal 1) is a non-routine matter, and we therefore expect broker non-votes to exist in connection with that proposal. The ratification of the appointment of our independent registered public accounting firm (Proposal 2), the increase in our authorized shares (Proposal 3) and the reverse stock split (Proposal 4) are routine matters, and we therefore do not expect broker non-votes to exist in connection with those proposals.
What vote is required to approve each item and how are votes counted?
Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, WITHHELD, AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting.
Proposal 1 — Director Elections
The two nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such broker non-votes will have no effect on the voting on Proposal 1. You may:
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vote FOR all nominees;

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vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

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WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2 — Auditor Ratification
To approve Proposal 2, holders of a majority of the votes properly cast on the matter must vote FOR the proposal. For the ratification of the selection of PwC Wirtschaftsprüfung GmbH as our independent registered public accounting firm for the fiscal year ending December 31, 2024, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will be counted for purposes of establishing a quorum and, if a quorum is present, will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name but you do not vote your shares on this proposal, your bank, broker or other nominee may vote your shares on Proposal 2. We do not expect there to be any broker non-votes on this proposal.
Proposal 3 — Authorized Stock Increase Proposal
To approve Proposal 3, holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the matter must vote FOR the proposal. For amending the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares, abstentions and broker non-votes will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against Proposal 3. We have been advised by the NYSE that Proposal 3 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name but you do not vote your shares on this proposal, your bank, broker or other nominee may vote your shares on Proposal 3. We do not expect there to be any broker non-votes on this proposal.
Proposal 4 — Reverse Split Proposal
To approve Proposal 4, holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the matter must vote FOR the proposal. For amending the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of Company common stock (with a proportionate reduction in the authorized number of shares of Company common stock), in the range of 1-for-2 to 1-for-10 at any time prior to June 17, 2025, if and as determined by the Company’s board of directors, abstentions and broker non-votes will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against Proposal 4. We have been advised by the NYSE that Proposal 4 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name but you do not vote your shares on this proposal, your bank, broker or other nominee may vote your shares on Proposal 4. We do not expect there to be any broker non-votes on this proposal.
If there are insufficient votes to approve Proposals 1, 2, 3 or 4, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Could other matters be decided at the Annual Meeting?
The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”), that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Implications of being an “emerging growth company” and a “smaller reporting company”.
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in April 2019, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous rolling three-year period.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.
Who should I call if I have any additional questions?
If you hold your shares directly, please call Nicolas Reischer, Corporate Secretary of the Company, at +43 1 890 63 60. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Timothy Reilly, Ph.D., and Malte Peters are the directors whose terms expire at this Annual Meeting and each of Timothy Reilly, Ph.D., and Malte Peters has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class II director of the Company until the 2027 Annual Meeting and until his successor is duly elected.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the two director nominees listed below. We have no reason to believe that either director nominee will be unavailable for election at the Annual Meeting. In the event that one or more director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to our amended and restated bylaws, the Board of Directors has fixed the number of directors at eight as of the date of this year’s Annual Meeting of Stockholders.
Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.
Information relating to each director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.
Vote Required and Board of Directors Recommendation
For Proposal 1, the two nominees receiving the plurality of votes properly cast will be elected as directors. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
EACH OF THESE DIRECTOR NOMINEES FOR CLASS II DIRECTOR:
TIMOTHY REILLY, PH.D.
MALTE PETERS
(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES
The following table sets forth information concerning our directors as of April 16, 2024. The biographical description of each director below includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.
Name	Age	Position(s)
Joern Aldag	65	Chief Executive Officer, Director
Reinhard Kandera	54	Chief Financial Officer, Director
Jan van de Winkel, Ph.D.	63	Chairman and Director
David R. Kaufman, M.D., Ph.D.	51	Director
Timothy Reilly, Ph.D.	50	Director
Julie O’Neill	58	Director
Malte Peters	61	Director
Terry Coelho	62	Director
CLASS II DIRECTOR NOMINEES FOR A TERM EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS
Timothy Reilly, Ph.D., has served as a member of our Board of Directors since April 2022. Dr. Reilly is currently Chief Development Officer at HotSpot Therapeutics, a biotechnology company pioneering the discovery and development of novel small molecule allosteric therapies targeting regulatory sites on proteins referred to as “natural hotspots” for the treatment of cancer and autoimmune disease, a position he has held since April 2021. Prior to his role at HotSpot Therapeutics, he spent over 18 years at Bristol Myers Squibb (BMS), most recently as a Senior Vice President within Research & Early Development where he had accountability for the early development portfolio across therapeutic areas in oncology, immunology, fibrosis, cardiovascular and neuroscience, overseeing all nonclinical & clinical efforts from development candidate identification through Phase 1/2 clinical development. Dr. Reilly is also an active contributor to several biotech companies as an advisor at Atlas Ventures and Curio.Bio. Previously, he served as the industry representative to the Network Steering Committee of the Experimental Cancer Medicines Centres (ECMC) established by Cancer Research UK and was a member of the Translation Research Council for CureSMA. Dr. Reilly is co-founder and Chief Scientific Officer of a non-profit organization, Spinal Muscular Atrophy Research Team (SMART). He obtained his undergraduate degree from the University of Notre Dame, his doctoral training in Pharmaceutical Sciences (Pharmacology & Toxicology) from Wayne State University, was a research fellow at the National Institutes of Health and was previously a long-standing board-certified Diplomat of the American Board of Toxicology. Our Board of Directors believes that Dr. Reilly’s extensive experience in the life sciences industry qualify him to serve on our Board of Directors.
Malte Peters has served as a member of our Board of Directors since January 2023. Following the resignation of our chief medical officer in September 2023, Dr. Peters also recently served as our ad interim Senior Clinical Advisor from September 2023 until March 2024. Dr. Peters is a member of the Board of Directors of Tango Therapeutics, Inc. (NASDAQ: TNGX). Dr. Peters served as Chief Research and Development Officer of MorphoSys AG, a biopharmaceutical company, from March 2020 to December 2022. Prior to that, Dr. Peters served as MorphoSys’s Chief Development Officer and member of its management board from March 2017 to March 2020. Prior to his time at MorphoSys, Dr. Peters served as the Global Head of Clinical Development of the Biopharmaceuticals Business Unit at Sandoz International from June 2015 until February 2017. From 2004 to 2015, he served as Clinical Head and Site Head for Basel and East Hanover in the Department of Oncology Translational Medicine at Novartis. Dr. Peters has also held teaching appointments in Internal Medicine and Biochemistry at the University of Mainz, Germany, served as Research Scientist at the Amgen Research Institute in Toronto, Canada, as Director of Cancer Research at Merck KGaA and as Medical Director at Micromet AG. Dr. Peters received his Doctor of Medicine from the Freie Universität Berlin, Germany, and was trained at the Universities of Padova, Italy, and Bochum and Berlin, Germany. After scientific work at different universities, Dr. Peters habilitated in

Internal Medicine at the University of Mainz, Germany. The Board believes Dr. Peters’ extensive knowledge of the biotechnology industry makes him qualified to serve on the Company’s Board.
CLASS III DIRECTORS — TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Julie O’Neill has served as a member of our Board of Directors since November 2018. Ms. O’Neill previously served as the Executive Vice President, Global Operations of Alexion Pharmaceuticals, Inc., a position she held from January 2015 to September 2018. From February 2014 to January 2015, Ms. O’Neill was Senior Vice President of Global Manufacturing Operations and General Manager of Alexion Pharma International Trading. Prior to joining Alexion, Ms. O’Neill served in various leadership positions at Gilead Sciences, Inc., from 1997 to 2014 including most recently as Vice President of Global Operations and General Manager of Ireland. Prior to Gilead, Ms. O’Neill held leadership positions at Burnil Pharmacies and Helsinn Birex Pharmaceuticals. She was previously Chairperson for the National Standards Authority of Ireland. Ms O’Neill currently chairs the board of the National Institute for Bioprocessing Research & Training. Ms. O’Neill serves as member of the board of directors of DBV Technologies S.A. (NASDAQ: DBVT), Achilles Therapeutics plc (NASDAQ: ACHL), and ICON plc (NASDAQ: ICLR) and is also a director of ILC Dover and Advancion Corporation. Ms. O’Neill received a Bachelor of Science in Pharmacy from University of Dublin, Trinity College and a Masters of Business Administration from University College Dublin (Smurfit School of Business) and is a Chartered Director. Our Board of Directors believes that Ms. O’Neill’s experience in the life sciences industry and her knowledge of corporate development matters qualify her to serve on our Board of Directors.
Reinhard Kandera has served as our Chief Financial Officer since April 2017 and as a member of our Board of Directors since June 2018. Mr. Kandera has been a member of the Board of Directors of Proxygen GmbH since October 2022. Mr. Kandera previously served as the Chief Financial Officer and a Member of the Management Board of Valneva SE, from May 2013 to April 2017. Prior to Valneva, he served as Chief Financial Officer of Intercell AG, from March 2009 to May 2013 and as Member of Intercell’s Management Board from November 2009 to May 2013, which merged with Vivalis SA to become Valneva in May 2013. Mr. Kandera received doctorate degrees in Business Administration and in Law from the Vienna University. Our Board of Directors believes that Mr. Kandera’s experience gained from serving as our Chief Financial Officer, combined with his previous qualifications and the skills and experience he has developed during his extensive career in the life sciences industry, qualify him to serve as a member of our Board of Directors.
Terry Coelho has served as a member of our Board of Directors since April 2023. Ms. Coelho has served as Chief Financial Officer of Gamida Cell Ltd. (NASDAQ: GMDA), a commercial stage biotech company, since May 2023 and served as Business Development & Financial Advisor from April 2023 to May 2023. In March 2024, Gamida Cell Ltd. filed a voluntary proceeding for restructuring in the District Court of Beersheba, Israel pursuant to Part 10 to the Israeli Restructuring and Financial Rehabilitation Law, 2018. Ms. Coelho has served as a member of the Board of Directors of First Wave BioPharma (NASDAQ: FWBI) since August 2021 and serves as the Audit Committee Chair and is a member of the compensation committee. She has served as member of the Board of Directors of Inotiv, Inc. since October 2023 and serves as the Audit Committee Chair and is a member of the compensation and nominating and corporate governance committees. Previously, Ms. Coelho served as Executive Vice President, Chief Financial Officer and Chief Business Development Officer for CinCor Pharma, Inc. from November 2021 through November 2022. Prior to that, Ms. Coelho served as Executive Vice President and Chief Financial Officer and Treasurer of BioDelivery Sciences International, Inc. from January 2019 to November 2021. Prior to that Ms. Coelho served as Chief Financial Officer and Treasurer of Balchem Corporation (NASDAQ: BCPC) from October 2017 to October 2018. Prior to her time at Balchem, Ms. Coelho served as Chief Operating Officer and Interim Chief Financial Officer at Diversey, Inc. from September 2017 to October 2017. From October 2014 to October 2017, Ms. Coelho served at Sealed Air Corporation, most recently as Vice President Finance & Global Commercial Excellence, Diversey Care. Ms. Coelho’s experience also includes over seven years at Novartis Pharmaceuticals from March 2007 until October 2014, most recently as Global Head of Oncology Development Finance. Prior to that, Ms. Coelho spent over 20 years at Mars, Incorporated. Ms. Coelho received her B.A. from American University in Washington, D.C., summa cum laude, and earned her M.B.A. from the Instituto Brasileiro de Mercado de Capitais in Rio de Janeiro, Brazil.

Our Board of Directors believes that Ms. Coelho’s business, strategic and leadership experience as well as her knowledge of the biotechnology industry makes her qualified to serve as a member of our Board of Directors.
CLASS I DIRECTORS — TERM EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Joern Aldag has served as our Chief Executive Officer since June 2016 and as a member of our Board of Directors since December 2017. Mr. Aldag served as the Chief Executive Officer at uniQure N.V. (NASDAQ: QURE, formerly, Amsterdam Molecular Therapeutics N.V.), from October 2009 to December 2015 and as an advisor to the board from January 2016 to May 2016. Prior to his tenure at uniQure, Mr. Aldag was President and Chief Executive Officer of Evotec AG from November 1997 to December 2008. Mr. Aldag serves as a non-executive director on the board of Idorsia Pharmaceuticals Ltd. and Chairman at GeneSpire Srl. Mr. Aldag also served as a non-executive director on the board of Unum Therapeutics, Boston, USA from 2016 to 2020, and as the Chairman of Molecular Partners AG, Zurich, Switzerland (SWIX: MOLN) from 2007 to 2018. He co-founded G7 Therapeutics AG in 2014, which was acquired by Heptares Therapeutics Ltd. in 2016. Mr. Aldag received business degrees from the Harvard Business School (Advanced Management Program) in 1994 and from the European Business School (Diplom Betriebswirt) in 1982. Our Board of Directors believes that Mr. Aldag’s experience gained from serving as our Chief Executive Officer, combined with his previous qualifications and the skills and experience he has developed during his extensive career in the life sciences industry, qualify him to serve as a member of our Board of Directors.
Jan van de Winkel, Ph.D., has served as Chairman of our Board of Directors since October 2017. Dr. van de Winkel is a co-founder of Genmab A/S and has served as the company’s President and Chief Executive Officer since June 2010. He has also served as a Professor of Immunology at Utrecht University since 1996. Dr. van de Winkel has served on the board of directors of LEO Pharma A/S since 2017. From December 2020 to January 2023, he served on the board of directors of Omega Alpha SPAC. Our Board of Directors believes that Dr. van de Winkel’s experience in biopharmaceutical research and development and his experience in managerial and director roles in life sciences companies qualify him to serve on our Board of Directors.
David R. Kaufman, M.D., Ph.D., has served as a member of our Board of Directors since April 2019. Dr. Kaufman has served as a Partner at Third Rock Ventures since January 2022 and served as venture partner from September 2020 to January 2022. Previously, he served as the Chief Medical Officer of The Bill & Melinda Gates Medical Research Institute from January 2018 to September 2020. Dr. Kaufman previously held several positions at Merck Research Laboratories from June 2011 to December 2017, including Head of Translational Oncology from 2017 to 2018, Executive Director, Clinical Oncology from 2015 to 2017 and Associate Director, Merck Drug Development and Leadership Program from 2011 to 2014. Dr. Kaufman received a Ph.D. in molecular virology/immunology from The Rockefeller University and an M.D. from Weill Medical College of Cornell University. Our Board of Directors believes that Dr. Kaufman’s extensive background in pharmaceutical research and development and his experience in managerial and executive roles qualify him to serve on our Board of Directors.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, as of April 16, 2024:
Name	Age	Position(s)
Joern Aldag(1)	65	Chief Executive Officer, Director
Reinhard Kandera(1)	54	Chief Financial Officer, Director
Klaus Orlinger, Ph.D.	46	Chief Scientific Officer
Roman Necina, Ph.D.	56	Chief Operations Officer
Mark Winderlich, Ph.D.	38	Chief Development Officer

(1)
Messrs. Aldag and Kandera are also directors of the Company and their biographical information appears above under the caption “Director Biographies”.

Klaus Orlinger, Ph.D., has served as our Chief Scientific Officer since January 2022. Prior to that he was our Executive Vice President of Research from March 2020 through December 2021 and our Senior Vice President of Research from January 2019 through February 2020. He began leading our research and preclinical departments in 2017, and previously served as our head of virology from 2012 to 2016. From 2008 to 2012, Dr. Orlinger led a research team in the Molecular Vaccines Department of Baxter AG. He received his M.Sc. and Ph.D. in genetics and microbiology from the University of Vienna.
Roman Necina, Ph.D., has served as our Chief Operations Officer since January 2024 and has served as General Manager of our wholly-owned subsidiary Hookipa Biotech GmbH since July 2021. Previously he served as our Chief Development Officer from July 2022 to January 2024 and as our Chief Technology Officer from November 2019 through June 2022. Dr. Necina previously served as General Manager and held various SVP positions at Shire Innovations Austria and as SVP Chief Strategist R&D at Takeda from February 2019 to October 2019. Dr. Necina built and led the Austria Gene Therapy Center for Takeda and has substantial experience in cell and gene therapy working with a broad range of vectors and cells over the last 10 years. Dr. Necina previously held SVP-level positions at Intercell from December 2007 to September 2011 and Boehringer from April 2002 to November 2007. He is a senate member of the Austrian Academy of Sciences and has served as a board member for Baxter AG Austria. Dr. Necina obtained his Ph.D. from the University of Natural Resources and Applied Life Sciences in Vienna.
Mark Winderlich, Ph.D., has served as our Chief Development Officer since April 2024. Previously, Dr. Winderlich served as Executive Vice President, Head of Molecular Glue Discovery & Development from January 2023 to March 2024 at Evotec SE, a drug discovery and development partner for the pharmaceutical and biotechnology industry. Prior to Evotec SE, Dr. Winderlich held various roles of increasing responsibility at MorphoSys AG, a global biotechnology company focused on the development and commercialization of innovative cancer medicines, from 2010 to December 2022, most recently as U.S. Head of R&D and Global Head of Drug Development from January 2022 to December 2022, and prior to his U.S. assignment, as Head of R&D Integration for Constellation Pharmaceuticals, Inc., a biopharmaceutical company acquired by MorphoSys, and as Head of Biostatistics and Data Management. Dr. Winderlich received his Ph.D. in Biomedicine from Max-Planck-Institute for Molecular Biomedicine in Muenster and M.Sc. in Medical Biometry from University Heidelberg.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board Composition
We currently have eight directors, and the terms of office of the directors are divided into three classes:
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Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2026;

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Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2024; and

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Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2025.

Class I consists of Joern Aldag, Jan van de Winkel and David R. Kaufman, Class II consists of Timothy Reilly and Malte Peters and Class III consists of Julie O’Neill, Reinhard Kandera and Terry Coelho. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third Annual Meeting following election and until their successors are duly elected and qualified. A resolution of the Board of Directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management of our company.
Board Independence
Our Board of Directors has determined that each of our directors, except for Joern Aldag, who serves as our Chief Executive Officer, Reinhard Kandera, who serves as our Chief Financial Officer, and Malte Peters, who served as ad interim Senior Clinical Advisor from September 2023 until March 2024, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq Stock Market LLC (“Nasdaq”), and the SEC. At least annually, our Board of Directors will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board of Directors will make an annual determination of whether each director is independent within the meaning of Nasdaq and SEC independence standards.
Board Meetings and Attendance
Our Board of Directors held seven meetings during the fiscal year ended December 31, 2023. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors, on which he or she served during the fiscal year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages its directors to attend the Annual Meeting of Stockholders. All of the then-serving directors attended the 2023 Annual Meeting.
Board Committees
Our Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee, each of which is described more fully below. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are comprised solely of independent directors. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website (https://hookipapharma.com) under “Investors” at “Corporate Governance”.

Audit Committee
Our Audit Committee is currently composed of Terry Coelho, David Kaufman and Julie O’Neill, with Ms. Coelho serving as chair of the committee. Our Board of Directors has determined that Terry Coelho, Julie O’Neill and David Kaufman are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Terry Coelho as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2023, the Audit Committee met seven times. The report of the Audit Committee is included in this Proxy Statement below under the caption “Report of the Audit Committee.” The Audit Committee’s responsibilities include:
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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

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monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

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preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

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reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

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reviewing quarterly earnings releases; and

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overseeing risks from cybersecurity threats and data breaches.

Compensation Committee
Our Compensation Committee is currently composed of Jan van de Winkel and Terry Coelho, with Dr. Van de Winkel serving as chair of the committee. Our Board of Directors has determined each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2023, the Compensation Committee met four times. The Compensation Committee’s responsibilities include:
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annually reviewing and recommending to our Board of Directors corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

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evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board of Directors the compensation of our Chief Executive Officer;

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reviewing and approving the compensation of our other executive officers and all direct reports to our Chief Executive Officer;

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reviewing and establishing our overall management compensation, philosophy and policy;

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reviewing and reassessing our policies and procedures for the determination of director and executive compensation;

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evaluating and assessing potential and current compensation advisers in accordance with the independence standards identified in the applicable Nasdaq rules;

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retaining and approving the compensation of any compensation advisers;

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reviewing and making recommendations to our Board of Directors about our policies and procedures for the grant of equity-based awards and the size of our equity-based plans;

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reviewing director compensation and making recommendations to our Board of Directors on director compensation;

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preparing the Compensation Committee report required by SEC rules, if and when required, to be included in this proxy statement;

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reviewing and approving the retention or termination of any consulting firm or outside adviser to assist in the evaluation of compensation matters; and

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reviewing and discussing with our Board of Directors corporate succession plans for our executive officers.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee. In 2023, the Compensation Committee retained the services of Aon Radford, as its external, independent compensation consultant and considered Aon’s input on certain compensation matters as they deemed appropriate.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Jan van de Winkel and Timothy Reilly, with Dr. Van de Winkel serving as chair of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2023, the Nominating and Corporate Governance Committee met three times. The Nominating and Corporate Governance Committee’s responsibilities include:
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developing and recommending to the Board of Directors criteria for board and committee membership;

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establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

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reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

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identifying individuals qualified to become members of the Board of Directors;

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recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

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reviewing and reassessing our code of business conduct and ethics and a set of corporate governance guidelines and recommending any proposed changes to the Board of Directors; and

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overseeing the evaluation of our Board of Directors and its committees.

Science and Technology Committee
Our Science and Technology Committee is composed of Timothy Reilly, David Kaufmann and Malte Peter, with Dr. Reilly serving as chair of the committee. During fiscal year ended December 31, 2023, the Science and Technology Committee met three times. The Science and Technology Committee’s responsibilities include:
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advising the Board of Directors regarding endorsement of current and planned research and development programs, validating timelines, budget and key milestones;

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monitoring and advising the Board of Directors about the progress on the approved research and development activities;

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advising the Board of Directors regarding the scientific merit of pipeline programs and technologies for licensing and acquisition opportunities;

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providing advice regarding emerging science, therapeutic trends and foreseeable opportunities; and

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providing advice to our scientific team on aspects of our research and development, preclinical and clinical programs.

Our Board of Directors may from time to time establish other committees.
Identifying and Evaluating Director Nominees
Our Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.
Minimum Qualifications
Our Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Directors’ selection as director nominees for the Board of Directors and as candidates for appointment to the Board of Directors’ committees:

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The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

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The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

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The nominee shall be well regarded in the community and shall have a long-term reputation for the high ethical and moral standards.

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The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.

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To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings

In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including but not limited to race, gender or national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board of Directors. Although we have no formal policy regarding board diversity, our Board of Directors believes that diversity of viewpoints, background, experience and other characteristics, such as gender, race, ethnicity, culture, nationality and sexual orientation, are an important part of its makeup. When evaluating candidates for nomination as new directors, our Board of Directors will:
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Consider candidates with diverse backgrounds in terms of knowledge, experience, skills and other characteristics in the context of the needs of the Company at that point in time with a view to creating a board with a diversity of experience and perspectives; and

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Include in the pool from which new director nominees are chosen candidates with a diversity of gender, race, ethnicity, culture, nationality or sexual orientation (and any third-party engaged to identify candidates for such pool will be asked to do the same).

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.
Non-Management Director Meetings
In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors’ meetings, the non-management directors met seven times in executive session during the fiscal year ended December 31, 2023. The Chairman of the Board of Directors presides at these executive sessions.
Communication with the Directors of HOOKIPA
Any interested party with concerns about our company may report such concerns to the Board of Directors or the Chairman of our Board of Directors or Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o HOOKIPA Pharma, Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisers, with non-management directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.
Compensation Committee Interlocks and Insider Participation
For the 2023 fiscal year, Jan van de Winkel and Terry Coelho served as members of our Compensation Committee. Michael Kelly also served as a member of the Compensation Committee until his resignation in April 2023. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.
In addition, none of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our compensation committee.
Leadership Structure and Risk Oversight
The positions of our Chairman of the Board of Directors and Chief Executive Officer are separated, with Mr. Aldag serving as our Chief Executive Officer and Dr. van de Winkel serving as the Chairman. Separating these positions allows Mr. Aldag, as our Chief Executive Officer, to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that Mr. Aldag, as our Chief Executive Officer, must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that separating the office of Chief Executive Officer and Chairman of the Board of Directors is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our corporate governance guidelines provide the flexibility for our Board of Directors to modify our leadership structure in the future, as it deems appropriate.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and operations, strategic direction and intellectual property, as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including cybersecurity. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and, if appropriate, approves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board of Directors satisfies its risk oversight role through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board of Directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.
Cybersecurity and Data Privacy Oversight
Our Board of Directors addresses the Company’s cybersecurity risk management as part of its general oversight function. Our Audit Committee is responsible for the oversight of risks from cybersecurity threats and data breaches. On a quarterly basis, the Audit Committee receives an overview from our Head of IT regarding our cybersecurity threat risk management and strategy processes, which may include, for example, covering topics such as data security posture, results from third-party assessments, our incident response plan, and material cybersecurity threat risks or incidents and developments, as well as the steps management has taken to respond to such risks. The Chair of the Audit Committee periodically updates our Board of Directors on its oversight of cybersecurity and data breach risk management and strategies.
Our executive management team, with regulatory and governance oversight from our Audit Committee, are responsible for hiring appropriate personnel, helping to integrate cybersecurity risk considerations into the Company’s overall risk management strategy, and communicating key priorities to relevant personnel. Our Digital and IT Steering Committee is responsible for approving budgets, helping prepare for cybersecurity incidents, approving cybersecurity processes, and reviewing security assessments and other security-related reports.
Our cybersecurity function, led by our Head of DevSecOps and supported by our Head of IT and third-party service providers, is responsible for our cybersecurity risk management and strategy processes. Our Head of IT, who is a Certified Information Security Manager (CISM ISACA) and a Certified Information Systems Auditor (CISA ISACA), and our Head of DevSecOps, collectively have significant prior work experience in various roles involving managing information security, developing cybersecurity strategy and implementing effective information and cybersecurity programs.
Our cybersecurity incident response plan provides for escalation of certain cybersecurity incidents to members of management depending on the circumstances, including our CFO, COO, and CEO. Management works with the Company’s incident response team to help the Company mitigate and remediate cybersecurity incidents of which they are notified. Our incident response team also reports material cybersecurity incidents to the Chair of the Audit Committee.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our Chief Executive Officer, our principal financial officer, those officers responsible for financial reporting, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.
Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the Board of Directors and are administered by our Audit Committee.
A current copy of our Code of Business Conduct and Ethics is posted on the Governance section of our website, which is located at https://hookipapharma.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.
Insider Trading Policy Prohibitions and Hedging Policy
Our company maintains an Insider Trading Policy that prohibits our officers, directors, employees and designated consultants and contractors who in the course of the performance of their duties have access to material, nonpublic information regarding the Company from engaging in the following transactions:
•
selling any of our securities that they do not own at the time of the sale (a “short sale”);

•
buying or selling puts, calls, other derivatives of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time;

•
using our securities as collateral in a margin account; and

•
pledging our securities as collateral for a loan (or modifying an existing pledge).

Board Diversity Matrix (as of [•], 2024)
The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq listing Rule 5605(f). The chart only includes information regarding (1) directors nominated for reelection at the Annual Meeting and (2) directors continuing in office. Each term used in the table has the definition provided in the rule and related instructions. To see our Board Diversity Matrix as of April 13, 2023, please see the proxy statement filed with the SEC on April 13, 2023.

Board Diversity Matrix (As of April 26, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity	2	6
Directors
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	2	6
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years ended December 31, 2022 and December 31, 2023 for each of our named executive officers:
Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Joern Aldag(4)	2023	567,451	282,088	280,888	—	1,130,427
Chief Executive Officer	2022	389,601	701,070	159,737	—	1,250,408
Reinhard Kandera(4)	2023	436,001	117,976	156,960	14,538(5)	725,425
Chief Financial Officer	2022	343,531	246,856	112,678	12,096	715,161
Christine Baker(6)	2023	477,000	151,479	171,720	13,200(7)	813,399
Former Chief Operating Officer	2022	394,263	263,104	204,057	12,200	873,624

(1)
Although base salaries are typically paid in cash, in order to preserve the Company’s cash, Mr. Aldag, Mr. Kandera and Ms. Baker received a portion of their 2022 base salary in the form of unrestricted shares of Company common stock. Accordingly, Mr. Aldag, Mr. Kandera and Ms. Baker received 47,824, 14,056 and 13,658 shares of the Company’s common stock, respectively, which value on the date of grant was equal to half of the foregone salary payments.

(2)
Amounts reflect the grant-date fair value of restricted stock unit and option awards granted during the applicable fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 22, 2024. These amounts do not correspond to the actual value that may be recognized by the executives upon vesting or exercise of the awards, or subsequent sale of shares acquired pursuant to the awards.

(3)
Amounts represent incentive compensation earned by our named executive officers for fiscal year performance, based upon achievement of corporate and individual goals. For more information on the cash bonus awards for 2023, see the section titled “Executive Compensation — Narrative Disclosure to Summary Compensation Table — Elements of Compensation.”

(4)
The compensation paid to Mr. Aldag and Mr. Kandera in Euro have been converted to USD at exchange rates of 1 Euro to 1.08 USD for 2023 and 1 Euro to 1.05 USD for 2022, based on the average annual exchange rates published by the Federal Reserve Bank for such years.

(5)
Represents the value of benefits provided to Mr. Kandera in the form of a car provided for his business and personal use and reimbursement of all related insurance, maintenance, and fuel expenses for the car.

(6)
Ms. Baker resigned on October 16, 2023 and left the Company effective as of January 15, 2024.

(7)
Amount represents Company matching 401(k) plan contributions.

Narrative Disclosure to Summary Compensation Table
Elements of Compensation
Base Salary.   Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board of Directors taking into account each individual’s role, responsibilities, skills, and expertise. Our Compensation Committee or

Board of Directors reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions.
During 2022, we paid annual base salaries of €371,049 ($389,601) for Mr. Aldag, €327,172 ($343,531) for Mr. Kandera and $394,263 for Ms. Baker. In order to preserve the Company’s cash, Messrs. Aldag and Kandera and Ms. Baker received 50%, 80% and 80%, respectively, of their 2022 base salary in cash for the six month period ended June 30, 2022, and the remaining 50%, 20% and 20%, respectively, of their 2022 base salary for such six month period in the form of unrestricted shares of Company common stock with value on the date of grant equal to half of the foregone salary payments.
During 2023, we paid annual base salaries of €524,604 ($567,451) for Mr. Aldag and €403,079 ($436,001) for Mr. Kandera, which may be increased by our Compensation Committee during the annual redetermination of base salaries. During 2023, we paid an annual base salary of $477,000 for Ms. Baker. For additional information regarding the employment agreements of our named executive officers, see subsection entitled “Employment Arrangements with our Named Executive Officers.”
Cash Bonus.   Our annual bonus program is intended to reward our named executive officers for meeting individual or corporate performance goals for a fiscal year. Corporate performance goals are established by our Compensation Committee and approved by our Board of Directors. For 2023, the corporate performance goals generally fell into the categories of clinical trial preparation and execution for our various programs, increasing outside knowledge of the Company’s technology and providing adequate capital for the Company, and each named executive officer’s target bonus is set forth below.
Name	Target Bonus (% of base salary)
Joern Aldag	55
Reinhard Kandera	40
Christine Baker	40
In evaluating management’s performance relative to corporate performance for 2023, our Compensation Committee determined to award a corporate achievement level of 90%. The potential bonus for Mr. Aldag, Mr. Kandera and Ms. Baker was based 100% on achievement of corporate goals. This achievement level was then used to determine each named executive officer’s bonus. For 2023, we awarded bonuses to Mr. Aldag, Mr. Kandera and Ms. Baker in the amounts of €259,679 ($280,888), €145,109 ($156,960) and $171,720, respectively.
Long-Term Equity Incentives.   Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly-qualified executives, achieve strong long-term stock price performance, align our executives’ interests with those of our stockholders and provide a means to build real ownership in the Company. In addition, the vesting feature of our equity grants contributes to executive retention. We have historically granted equity awards to our employees, including our named executive officers, in the form of options to purchase shares of our common stock. Generally, all stock option awards vest over four years, with 25% of each option award vesting upon the first anniversary of a vesting commencement date, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to the executive officer’s continuing service relationship.
The table below summarizes the equity awards granted to our named executive officers during fiscal year 2023.
Name	Number of Stock Options (#)
Joern Aldag	513,600
Reinhard Kandera	214,800
Christine Baker	275,800

Employment Arrangements with our Named Executive Officers
Employment Agreement with Joern Aldag
In connection with our initial public offering, we entered into an amended and restated employment agreement with Joern Aldag, which sets forth the terms of his employment with us as our Chief Executive Officer. Under the amended and restated employment agreement, Mr. Aldag receives an annual base salary, which is subject to redetermination annually by our Compensation Committee, and he is eligible to earn annual incentive compensation. Mr. Aldag is also eligible to participate in the employee benefit plans available to our employees, including our stock option plan, subject to the terms of those plans. Additionally, Mr. Aldag is entitled to receive reimbursement for certain business travel expenses. Additionally, in the event that Mr. Aldag is liable for and pays social security costs in both Germany and Austria, without any corresponding credit, the Company will reimburse Mr. Aldag for up to €25,000 ($27,042) of social security costs per year.
Mr. Aldag’s amended and restated employment agreement contains standard confidentiality, assignment of intellectual property work product and twelve months’ post-termination noncompetition, non-solicitation of employee, and non-solicitation of customer covenants.
Mr. Aldag’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or Mr. Aldag resigns for “cause” (as defined with respect to each party in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (1) an amount equal to 100% of his then annual base salary, payable in substantially 12 equal installments over 12 months following his termination, and (ii) up to 12 months of continued participation in our benefit plans at active employee rates. In lieu of the payments described in the preceding sentence, in the event that Mr. Aldag’s employment is terminated by us without cause or Mr. Aldag resigns for cause, in either case within 12 months following a “change in control” (as defined in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum in cash an amount equal to 1.5 times the sum of (A) Mr. Aldag’s then current annual base salary (or Mr. Aldag’s base salary in effect immediately prior to the change in control, if higher) plus (B) Mr. Aldag’s target annual incentive compensation, (ii) up to 18 months of continued participation in our benefit plans at active employee rates, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Mr. Aldag.
Employment Agreement with Reinhard Kandera.
In connection with our initial public offering, we entered into an amended and restated employment agreement with Reinhard Kandera which sets forth the terms of his employment with us as our Chief Financial Officer. Under the amended and restated employment agreement, Mr. Kandera receives an annual base salary, which is subject to redetermination annually by our Compensation Committee, and he is eligible to earn annual incentive compensation. Mr. Kandera is also provided a company car with a maximum monthly leasing rate equal to €1,000 ($950), for his business and personal use, and reimbursed for all related insurance, maintenance, and fuel expenses. Mr. Kandera is also eligible to participate in the employee benefit plans available to our employees, including our stock option plan, subject to the terms of those plans. Mr. Kandera is entitled to receive reimbursement for certain business travel expenses.
Mr. Kandera’s amended and restated employment agreement contains standard confidentiality, assignment of intellectual property work product and twelve months’ post-termination noncompetition, non- solicitation of employee, and non-solicitation of customer covenants.
Mr. Kandera’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or Mr. Kandera resigns for “cause” (as defined with respect to each party in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive an amount equal to 100% of his then annual base salary, payable in 14 equal installments over 12 months following his termination, and (ii) up to 12 months of continued participation in our benefit plans at active employee rates. In lieu of the payments described in the preceding sentence, in the event that

Mr. Kandera’s employment is terminated by us without cause or Mr. Kandera resigns for cause, in either case within 12 months following a “change in control” (as defined in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum in cash an amount equal to 1.0 times the sum of (A) Mr. Kandera’s then current base salary (or Mr. Kandera’s base salary in effect immediately prior to the change in control, if higher) plus (B) Mr. Kandera’s target annual incentive compensation, (ii) up to 12 months of continued participation in our benefit plans at active employee rates, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Mr. Kandera.
Employment Agreement with Christine Baker
We entered into a management employment agreement with Christine Baker in connection with her commencement of employment with us in August 2019 as our Chief Business Officer and which still set forth the terms of her employment following her promotion in May 2022 to serve as our Chief Operating Officer until her separation in January 2024. Under the management employment agreement with Christine Baker, Ms. Baker received an annual base salary, which was subject to redetermination annually by our Compensation Committee, and she was eligible to earn an annual bonus. Ms. Baker was also eligible to receive annual stock option awards with market value equivalent to 60% of her annual base salary and participate in our health, dental, vision and disability benefit plans with the full cost of such coverage for Ms. Baker and her eligible dependents paid for by the Company. Additionally, Ms. Baker received a one-time sign on option award in the amount of 180,000 shares and was eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Subject to nondiscrimination requirements, the Company Ms. Baker was eligible for matching contributions by the Company for contributions Ms. Baker made to our 401(k) plan up to the lesser of 4% of Ms. Baker’s annual base salary and the statutory contribution limit. Ms. Baker was also eligible to receive reimbursement for certain business travel expenses.
Ms. Baker’s management employment agreement contains standard confidentiality, assignment of intellectual property work product, six months’ post-termination noncompetition, and 12 months’ post-termination non-solicitation of employee and non-solicitation of customer covenants.
Ms. Baker’s management employment agreement provides that, in the event that her employment was terminated by us without “cause” or Ms. Baker resigned for “good reason” (as each term is defined in her management employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she would be entitled to receive (i) an amount equal to 100% of her then annual base salary, payable in substantially equal installments over 12 months following her termination, and (ii) if Ms. Baker was participating in our group health plan immediately prior to her termination and elected to continue COBRA health coverage, a monthly cash payment until the earlier of 12 months following termination or the end of Ms. Baker’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Ms. Baker had she remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Ms. Baker’s employment was terminated by us without cause or Ms. Baker resigned for good reason, in either case within 12 months following a “change in control” (as defined in her management employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she was entitled to receive (i) a lump sum in cash an amount equal to 1.0 times the sum of (A) Ms. Baker’s then current base salary (or Ms. Baker’s base salary in effect immediately prior to the change in control, if higher) plus (B) Ms. Baker’s target annual incentive compensation, (ii) if Ms. Baker was participating in our group health plan immediately prior to her termination and elected to continue COBRA coverage, a monthly cash payment until the earlier of 12 months following termination or the end of Ms. Baker’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to her had she remained employed with us, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Ms. Baker.
The payments and benefits provided to Ms. Baker under her management employment agreement in connection with a change in control may not have been eligible for a federal income tax deduction for the Company pursuant to Section 280G of U.S. Internal Revenue Code of 1986, as amended (the “Code”) or may have subjected Ms. Baker to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Ms. Baker in connection with a change in control would have been subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits would have been reduced if such reduction would have resulted in a higher net after-tax benefit to Ms. Baker.
Additional Narrative Disclosure
401(k) Plan.   We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Section 401(a) of the Code. We match 100 percent of employee contributions, up to 4 percent of each employee’s compensation (as defined in the plan).
Health and Welfare Benefits.   All of our full-time employees, including our executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us.
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended.
Additionally, in September 2023, our Board of Directors adopted the HOOKIPA Pharma Inc. Clawback Policy (“Clawback Policy”) intended to comply with the final clawback rules adopted by the SEC pursuant to Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related Nasdaq listing requirements (together, the “Final Clawback Rules”). The Clawback Policy requires the Company to recover any erroneously awarded incentive-based compensation received by our current and former executive officers (as defined in the Clawback Policy) in the event that we are required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, we may recoup from current or former executive officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2023.
		Option Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Joern Aldag	6/29/2018(1)	395,852	—	0.10	12/31/2026
	4/17/2019(2)	604,656	—	14.00	4/17/2029
	2/15/2020(2)	187,500	12,500	8.03	4/20/2030
	2/15/2021(2)	142,725	64,875	12.00	4/19/2031
	2/1/2022(1)	39,853	—	1.50	1/31/2032
	2/15/2022(2)	120,422	154,828	1.66	4/19/2032
	2/15/2022(2)	120,422	154,828	1.66	4/19/2032
	2/15/2023(2)	—	513,600	1.00	4/14/2033
Reinhard Kandera	6/29/2018(1)	109,246	—	0.10	12/31/2026
	4/17/2019(2)	87,648	—	14.00	4/17/2029
	2/15/2020(2)	72,563	4,837	8.03	4/20/2030
	2/15/2021(2)	47,644	21,656	12.00	4/19/2031
	2/1/2022(1)	23,427	—	1.50	1/31/2032
	2/15/2022(2)	40,666	52,284	1.66	4/19/2032
	2/15/2022(2)	40,666	52,284	1.66	4/19/2032
	2/15/2023(2)		214,800	1.00	4/14/2033
Christine Baker(3)	10/15/2019(2)	180,000	—	8.21	12/9/2029
	2/15/2020(2)	56,719	3,781	8.03	4/20/2030
	2/15/2021(2)	34,341	15,609	12.00	4/19/2031
	2/1/2022(1)	22,763	—	1.50	1/31/2032
	2/15/2022(2)	43,750	56,250	1.66	4/19/2032
	2/15/2022(2)	43,750	56,250	1.66	4/19/2032
	2/15/2023(2)	—	275,800	1.00	4/14/2033

(1)
Each option was vested in full upon grant.

(2)
Each option vests with respect to 25% of the shares upon the first anniversary of the vesting commencement date, with the remaining shares vesting in 12 equal quarterly installments thereafter, subject to the executive’s continuing service relationship.

(3)
Ms. Baker resigned on October 16, 2023 and left the Company effective as of January 15, 2024. As such, the options held by Ms. Baker that were vested as of her separation date expired on April 15, 2024.

Equity Compensation Plan Information
The following table presents aggregate summary information as of December 31, 2023, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:
	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	7,881,575	4.37	2,133,040
Equity Compensation Plans Not Approved by Stockholders(2)	230,000	1.00	270,000
Total(3)	8,111,575	4.28	2,403,040

(1)
Includes the following plans: our 2019 Stock Option and Incentive Plan (our “2019 Plan”), our 2018 Stock Option and Grant Plan (our “2018 Plan”) and our 2019 Employee Stock Purchase Plan (our “ESPP”).

(2)
Includes the HOOKIPA Pharma Inc. 2023 Inducement Plan (the “2023 Inducement Plan”). On April 7, 2023, our Board of Directors adopted the 2023 Inducement Plan pursuant to which we reserved 500,000 shares of common stock for issuance. The 2023 Inducement Plan provides for the grant of non-statutory stock options, stock appreciation rights, restricted stock units, restricted stock awards, unrestricted stock awards, and dividend equivalent rights to eligible individuals. In accordance with Nasdaq Marketplace Rule 5635(c)(4), awards under the 2023 Inducement Plan may only be made to individuals not previously employees or directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. Awards granted under the 2023 Inducement Plan must be approved by either a majority of our independent directors or our Compensation Committee. Subject to applicable law and Nasdaq rules, our Board of Directors or Compensation Committee may, in its discretion, delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company the authority and duties with respect to the granting of awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the Compensation Committee.

(3)
As of December 31, 2023, a total of 7,856,776 shares of our common stock have been reserved for issuance pursuant to our 2019 Plan. Our 2019 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase on January 1, 2020, and each January 1 thereafter, by the lesser of (i) 4.0% of the number of shares of our common stock and Class A common stock issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by our Compensation Committee. In addition, shares underlying any awards under our 2019 Plan or our 2018 Plan that are forfeited, canceled, held back upon exercise to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated shall be added back to the shares available for issuance under our 2019 Plan. As of December 31, 2023, a total of 1,375,663 shares of our common stock have been reserved for issuance pursuant to our ESPP. Our ESPP provides that the number of shares reserved and available for issues under the plan will automatically increase on January 1, 2020, and each January 1 thereafter through January 1, 2029, by the least of (i) 785,905 shares of common stock, (ii) 1% of the outstanding number of shares of our common stock and Class A common stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares as determined by our ESPP administrator. We no longer make any awards pursuant to our 2018 Plan.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The following table sets forth the compensation was paid or earned by our non-employee directors during the year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board of Directors in the year ended December 31, 2023. Joern Aldag, our Chief Executive Officer and a member of our Board of Directors, and Reinhard Kandera, our Chief Financial Officer and a member of our Board of Directors, each did not receive any compensation for their service as members of our Board of Directors during 2023. Messrs. Aldag and Kandera’s compensation for service as employees for fiscal year 2023 is presented above in the “Summary Compensation Table.”
Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Jan van de Winkel(2)	87,500	40,480	127,980
David R. Kaufman(3)	51,500	20,240	71,740
Timothy Reilly(4)	51,500	20,240	71,740
Julie O’Neill(5)	47,500	20,240	67,740
Malte Peters(6)	191,427	40,879	232,306
Terry Coelho(7)	45,000	40,879	85,879
Michael A. Kelly(8)	15,000	—	15,000

(1)
Amounts reflect the grant-date fair value of option awards granted in 2023 in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 22, 2024. These amounts do not correspond to the actual value that may be recognized by the executives upon vesting or exercise of the option awards, or subsequent sale of shares acquired pursuant to the option awards.

(2)
As of December 31, 2023, Dr. van de Winkel held unexercised options to purchase 241,167 shares.

(3)
As of December 31, 2023, Dr. Kaufman held unexercised options to purchase 84,400 shares.

(4)
As of December 31, 2023, Dr. Reilly held unexercised options to purchase 66,000 shares.

(5)
As of December 31, 2023, Ms. O’Neill held unexercised options to purchase 94,007 shares.

(6)
Dr. Peters joined the Board in January 2023, and his cash fees for service as a director are pro-rated for the period of the year during which he served on the Board. For the year ended December 31, 2023, Dr. Peters earned €136,800 in consulting fees for services provided under his consultancy service agreement, which has been converted to USD at an exchange rate of 1 Euro to 1.08 USD based on the average exchange rate published by the Federal Reserve Bank for 2023. As of December 31, 2023, Dr. Peters held unexercised options to purchase 52,000 shares.

(7)
Ms. Coelho joined the Board in April 2023, and her cash fees are pro-rated for the period of the year during which she served on the Board. As of December 31, 2023, Ms. Coelho held unexercised options to purchase 52,000 shares.

(8)
Mr. Kelly resigned from our Board of Directors effective April 7, 2023, and his cash fees are pro-rated for the period of the year during which he served on the Board. As of December 31, 2023, Mr. Kelly held no unexercised options.

Narrative Disclosure to Director Compensation Table
Non-Employee Director Compensation Policy
Our Board of Directors has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy, all non-employee directors are paid cash compensation, as set forth below:
Annual Retainer
Board of Directors:
All non-employee members	$40,000
Additional retainer for Non-Executive Chairman of the Board	$30,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Nominating and Corporate Governance Committee:
Chairman	$7,500
Non-Chairman members	$4,000
Science and Technology Committee:
Chairman	$7,500
Non-Chairman members	$4,000
Under the policy, each non-employee director has the opportunity to elect to receive all or a portion of their retainer and committee fees in the form of an equity award of (a) unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such retainer and committee fees or (b) stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant. Any such election shall be made (i) for any continuing non-employee director, before the start of the calendar year with respect to any cash compensation for such calendar year and (ii) for any new non-employee director, within 30 days of her or his election to the board of directors. Any such stock options shall be vested upon grant and shall expire ten years from the date of grant.
In addition, under the policy in effect for 2023, upon his or her election to the board of directors, each non-employee director will receive an initial, one-time stock option grant to purchase 19,200 shares of our common stock, which will vest in equal monthly installments over three years, subject to continued service as a member of the board of directors, or the Initial Award. In addition, each continuing non-employee member of the board will receive, at the time of the Company’s annual meeting, an annual grant of options to purchase 9,600 shares of our common stock (or, for the Non-Executive Chairman of our Board, 19,200 shares of our common stock), which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the next annual meeting of the Company’s stockholders, subject to continued service as a member of the board of directors through such date. Each of the foregoing grants will vest in full upon the death or disability of the applicable director or upon a change in control of the Company. In addition, any stock options awarded to non-employee directors pursuant to the non-employee director compensation policy will be exercisable until the earlier of one year following the termination of the director’s service on the board of directors or the original expiration date of the option.
In March 2024, the policy was amended to provide that each non-employee director will receive an initial, one-time stock option grant to purchase 98,000 shares of our common stock and each continuing non-employee member of the board will receive, at the time of the Company’s annual meeting, an annual grant of options to purchase 49,000 shares of our common stock (or, for the Non-Executive Chairman of our Board, 98,000 shares of our common stock).
Consultancy Service Agreement with Dr. Peters
In September 2023, we entered into a consultancy service agreement with Dr. Malte Peters, a current non-employee member of our board of directors, pursuant to which Dr. Peters served as ad interim Senior Clinical Advisor following the departure of Katia Schlienger, M.D., Ph.D., as our Chief Medical Officer effective as of September 30, 2023 and until March 2024. Under the consultancy service agreement, Dr. Peters agreed to provide up to eighty hours of consultancy services per month at an hourly rate of six-hundred Euros (€600).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of April 16, 2024, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through SEC filings and the Company’s records, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted.
Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of April 16, 2024, the Company had 96,550,590 shares of common stock outstanding. Shares of common stock subject to options to purchase, which are now exercisable or are exercisable, or restricted stock units vesting within 60 days after April 16, 2024 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is c/o HOOKIPA Pharma Inc, 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118, +43 1 890 63 60.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Gilead Sciences, Inc.(2)	18,759,465	19.4%
Baker Bros. Advisors LP(3)	8,148,985	8.4%
Invus Public Equities Advisors, LLC(4)	5,666,410	5.9%
Knoll Capital Management, LLC(5)	5,517,385	5.7%
Directors and Named Executive Officers
Joern Aldag(6)	1,951,144	2.0%
Reinhard Kandera(7)	568,812	*
Christine Baker(8)	16,158	*
Jan van de Winkel(9)	250,320	*
Terry Coelho(10)	17,333	*
David R. Kaufman(11)	88,977	*
Julie O’Neill(12)	98,976	*
Malte Peters(13)	17,333	*
Timothy Reilly(14)	66,666	*
All executive officers and directors as a group (12 persons)(15)	3,338,836	3.3%

*
Represents holdings of less than 1%.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, NY 10118.

(2)
Information herein is based solely upon a Schedule 13G/A filed with the SEC on December 22, 2023 by Gilead Sciences, Inc. (“Gilead’). According to the Schedule 13G/A, Gilead is the beneficial owner 18,759,465 shares of Common Stock as of December 20, 2023. The address for Gilead is 333 Lakeside Drive, Foster City, California 94404.

(3)
Information herein is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2024 jointly by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker (collectively, “Baker Bros.”). Includes 20,834 shares of Common Stock issuable upon the conversion of Series A-2 Preferred Stock held directly by Baker Brothers Life Sciences, L.P. (“Life Sciences”) and 667, L.P. Baker Bros. is the beneficial owner of 8,148,985 shares of Common Stock as of December 31, 2023. The address for Baker Bros. is 860 Washington Street, 3rd Floor, New York, NY 10014.
(4)
Information herein is as of December 31, 2023 and is based on information reported on a Schedule 13F-HR filed by Artal Group S.A. (‘‘Artal Group”) with the SEC on February 9, 2024. Invus Public Equities Advisors, LLC (“Invus PE Advisors”), as the general partner of Invus Public Equities, L.P. (“Invus Public Equities”), controls Invus Public Equities and, accordingly, may be deemed to beneficially own the shares held by Invus Public Equities. The Geneva branch of Artal International S.C.A. (“Artal International”), as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Artal International Management S.A. (“Artal International Management”), as the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group, as the sole stockholder of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the shares that Artal International Management may be deemed to beneficially own. Westend S.A. (“Westend”), as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (the “Stichting”), as the majority stockholder of Westend, controls Westend and, accordingly, may be deemed to beneficially own the shares that Westend may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the shares that the Stichting may be deemed to beneficially own. The principal business address of Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY 10022.

(5)
Information herein is based solely upon a Schedule 13G filed with the SEC on June 16, 2023 by Knoll Capital Management, LLC (“KCM”), Fred Knoll (“Knoll”) and Gakasa Holdings, LLC (“Gakasa). Gakasa beneficially owns 5,517,385 shares of Common Stock. Each of KCM and Knoll beneficially own 5,517,385 shares of Common Stock. KCM has trading authority for Gakasa, and Knoll is the President of KCM. KCM, Knoll and Gakasa share the power to vote or direct the vote of those shares of Common Stock owned by Gakasa. The principle business address for each of KCM, Knoll and Gakasa is 201 S. Biscayne Blvd suite 800, Miami, FL 33131.

(6)
Consists of (i) 71,952 shares of common stock, and (ii) options to purchase 1,879,192 shares of common stock that are exercisable within 60 days of April 16, 2024.

(7)
Consists of (i) 43,092 shares of common stock, and (ii) options to purchase 525,720 shares of common stock that are exercisable within 60 days of April 16, 2024.

(8)
Information herein based solely on a Form 4 filed by Christine Baker on February 1, 2022.

(9)
Consists of (i) 9,153 shares of common stock, and (ii) options to purchase 241,167 shares of common stock that are exercisable within 60 days of April 16, 2024.

(10)
Consists of options to purchase 17,333 shares of common stock that are exercisable within 60 days of April 16, 2024.

(11)
Consists of (i) 4,577 shares of common stock, and (ii) options to purchase 84,400 shares of common stock that are exercisable within 60 days of April 16, 2024.

(12)
Consists of (i) 4,969 shares of common stock, and (ii) options to purchase 94,007 shares of common stock that are exercisable within 60 days of April 16, 2024.

(13)
Consists of options to purchase 17,333 shares of common stock that are exercisable within 60 days of April 16, 2024.

(14)
Consists of options to purchase 66,666 shares of common stock that are exercisable within 60 days of April 16, 2024.

(15)
Consists of (i) 160,305 shares of common stock, and (ii) options to purchase 3,178,531 shares of common stock that are exercisable within 60 days of April 16, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this Proxy Statement and the transactions described below, since January 1, 2022 there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.
Gilead Collaboration Agreement
In June 2018, we entered into a collaboration and license agreement with Gilead Sciences, Inc. (“Gilead”), a holder of greater than five percent of our capital stock, which was subsequently amended and restated in February 2022 (as amended, the “Gilead Collaboration Agreement”), whereby we and Gilead agreed to collaborate with respect to two preclinical research programs to evaluate potential vaccine products for the treatment, cure, diagnosis or prevention of HBV and HIV. Under the Gilead Collaboration Agreement, we granted Gilead an exclusive, royalty-bearing license to our technology platforms. Upon entering into the agreement in June 2018, we received a non-refundable $10.0 million upfront payment from Gilead, and upon signing the amended and restated agreement in February 2022, we received a program initiation fee of $15.0 million. Gilead is also obligated to make additional payments to us upon the achievement of pre-clinical, development and commercial milestones. The development milestones amount to $140.0 million for the HBV program, and up to $172.5 million for the HIV program, inclusive of a $10.0 million program completion fee, payable upon Gilead’s exercise of the option to pursue further development activities post Phase 1b. The commercial milestones amount to a total of $50.0 million for the HBV program, and $65.0 million for the HIV program. Additionally, Gilead is obligated to pay royalties on net sales for each program.
Gilead Stock Purchase Agreement and Registration Rights Agreement
In February 2022, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Gilead, a holder of greater than five percent of our capital stock, that requires Gilead, at our option, to purchase up to $35.0 million of our common stock. On February 15, 2022, Gilead purchased an initial amount of 1,666,666 shares of our common stock in exchange for $5.0 million in cash at a purchase price per share equal to $3.00. On December 20, 2023, the parties amended and restated the Stock Purchase Agreement (the “Amended Stock Purchase Agreement”) and Gilead purchased 15,000,000 shares of our common stock in exchange for approximately $21.3 million in cash at a purchase price per share equal to $1.4167. Pursuant to the terms of the Amended Stock Purchase Agreement, we may require Gilead to purchase the balance of the $8.7 million of common stock as pro-rata participation in potential future equity raises. Our right to sell shares of our common stock to Gilead is subject to specified limitations, including a limitation that prevents us from requesting purchases of shares of common stock by Gilead that would result in a beneficial ownership of more than 19.9% of the total number of outstanding shares of common stock by Gilead. Pursuant to the terms of the Stock Purchase Agreement, we and Gilead agreed to enter into a registration rights agreement, which we entered into in June 2022, obligating us to file a registration statement on Form S-3 to register for resale any additional purchases of common stock within four months of any additional purchases of common stock by Gilead.
Consultancy Service Agreement with Non-Employee Directors
We have entered into consultancy service agreements with certain of our non-employee directors. For more information regarding our consultancy service agreements with our non-executive directors, see the section titled “Director Compensation — Narrative Disclosure to Director Compensation Table.”

Employment Agreements
We have entered into employment agreements or offer letter agreements with our executive officers. For more information regarding our agreements with our named executive officers, see the section titled “Executive Compensation — Narrative Disclosure to Summary Compensation Table — Employment Arrangements With Our Named Executive Officers.”
Indemnification Agreements
We have entered into agreements to indemnify our directors and certain executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. We have adopted a formal written policy that our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our Board of Directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, holders of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described in this section were entered into prior to the adoption of this policy.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company common stock to file with the SEC reports of ownership and changes in ownership of Company common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on our review of the reports we have received, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2021, except as follows.
•
Malte Peters inadvertently failed to timely file a Form 3, which was filed on April 18, 2023.

•
Katia Schlienger, our former Chief Medical Officer, inadvertently failed to timely file a Form 3 to report indirect beneficial ownership of our common stock and stock option grants made on April 19, 2021 and April 19, 2022, which was filed on April 18, 2023.

AUDIT COMMITTEE REPORT
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2023 and met with management, as well as with representatives of PwC Wirtschaftsprüfung GmbH, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements.
The Audit Committee also discussed with members of PwC Wirtschaftsprüfung GmbH the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
In addition, the Audit Committee received the written disclosures and the letter from PwC Wirtschaftsprüfung GmbH required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of PwC Wirtschaftsprüfung GmbH its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023 be included in its Annual Report on Form 10-K for the year ended 2023.
Respectfully submitted by the Audit Committee,
Terry Coelho, Chairperson
David Kaufman
Julie O’Neill
The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of PwC Wirtschaftsprüfung GmbH, independent registered public accounting firm, has been selected by the Audit Committee as auditors for the Company for the fiscal year ending December 31, 2023. PwC Wirtschaftsprüfung GmbH has served as the independent registered public accounting firm for the Company since 2017. A representative of PwC Wirtschaftsprüfung GmbH is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.
The Company’s organizational documents do not require that the stockholders ratify the selection of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of PwC Wirtschaftsprüfung GmbH as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. We do not expect there to be broker non-votes on this proposal. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain PwC Wirtschaftsprüfung GmbH, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm Fees
The following is a summary and description of fees incurred by PwC Wirtschaftsprüfung GmbH for the fiscal years ended December 31, 2023 and 2022.
Fee Category	Year ended December 31, 2023 ($)	Year ended December 31, 2022 ($)
Audit Fees(1)	509,727	501,067
Audit-Related Fees(2)	520,469	878,537
Total	1,030,196	1,379,604

(1)
“Audit Fees” consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements and other professional services provided in connection with regulatory filings. The Audit Fees incurred by PwC Wirtschaftsprüfung GmbH for the fiscal years ended December 31, 2023 and 2022 have been converted to USD at exchange rates valid at the time of the respective accounting entry, based on the exchange rates published by the Federal Reserve Bank.

(2)
“Audit-Related Fees” for the years ended December 31, 2023 and December 31, 2022 consist of fees for our follow-on financing which closed in June 2023, fees for our PIPE transaction which closed in December 2023, as well as fees for our follow-on financing which closed in March 2022 and for our Registration Statement on Form S-3 filed in July 2022.

Pre-Approval Policies and Procedures
The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.
The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.
All of the services rendered by PwC Wirtschaftsprüfung GmbH with respect to the 2023 and 2022 fiscal years were pre-approved by the audit committee in accordance with this policy.
Vote Required and Board of Directors Recommendation
For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
THE RATIFICATION OF THE SELECTION OF PWC WIRTSCHAFTSPRÜFUNG GMBH AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2 ON YOUR PROXY CARD)

PROPOSAL 3: AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK TO 400,000,000 SHARES
On April 15, 2024, our Board of Directors unanimously approved, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of shares of common stock authorized under the Charter for issuance by 200,000,000 shares of common stock, bringing the total number of shares of common stock authorized to 400,000,000 shares. The text of the proposed amendment (the “Charter Amendment”) to the Amended and Restated Certificate of Incorporation is attached hereto as Annex A. This proposal to increase the number of shares of common stock authorized for issuance, if approved, will become effective and the Company’s number of shares of authorized common stock will be increased to 400,000,000 shares upon the filing of the Charter Amendment with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the Charter Amendment, which is incorporated herein by reference.
Reasons for the Increase
Our share usage (i.e., the number of outstanding shares of our common stock plus the number of shares of our common stock that are reserved for future issuance) is currently approximately 68% of the number of shares of common stock authorized in our Charter. Our Board of Directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, equity compensation, acquisitions and other general corporate purposes. Our Board of Directors believes that having such additional authorized shares of common stock available for issuance under the Charter will give the Company increased flexibility and would allow such shares to be issued without the expense and delay of a special stockholders’ meeting unless such approval is expressly required by applicable law.
There are certain advantages and disadvantages of an increase in authorized common stock. Advantages include:
•
The ability to raise capital by issuing capital stock in the type of transactions described above, or other financing transactions; and

•
Having shares of common stock available to pursue certain business combinations or other expansion opportunities, if any.

The disadvantages of an increase in authorized common stock include the following:
•
The increase in the number of authorized but unissued stock could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this proposal is approved could be used to deter or oppose a potential takeover of the Company or a change in management that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•
Our stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. At the present time, we do not have any plans, proposals or arrangements, written or otherwise, to issue any of the authorized but unissued shares of common stock that would become available as a result of the effectiveness of the amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock. However, it is highly likely that we will issue additional shares in the future.
If the Company’s stockholders do not approve the increase in authorized shares of common stock, then the Company will not be able to increase the total number of authorized shares of common stock from 200,000,000 to 400,000,000, and therefore, the Company would be limited in its ability to use authorized shares of common stock for financings, acquisitions, issuing equity awards or other general corporate purposes.
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.
Concurrent Approval of Reverse Stock Split
Concurrently with the proposal to approve an increase in the authorized shares of common stock, the Company’s stockholders are also being asked to approve a reverse stock split at a ratio of any whole number between 1-for-2 and 1-for-10, as determined by our Board of Directors, and an amendment to the Company’s Amended and Restated Certificate of Incorporation to implement the reverse stock split at any time prior to June 17, 2025, if and as determined by the Board of Directors (see Proposal 4 below). Approval of this proposal would grant the Board of Directors the authority (but not the obligation), without further action by the stockholders, to carry out such action any time prior to June 17, 2025, one year from the date of the Annual Meeting.
If the Reverse Split Proposal is approved by the Company’s stockholders and a reverse stock split is effectuated, a reverse stock split would reduce, on a proportionate basis for each stockholder, the aggregate number of shares of common stock outstanding with a proportionate reduction in the total number of shares of common stock authorized for issuance, whether or not such number remains at 200,000,000 or is increased to 400,000,000 by this proposal.
The current proposal to increase the number of authorized shares of common stock to 400,000,000 has no bearing on our Board of Directors’ ability to effect a reverse stock split, if concurrently authorized by stockholders pursuant to the Reverse Split Proposal (Proposal 4) below. Our Board of Directors’ determination as to whether to effect a reverse stock split and, if so, at what ratio, would be based on the same factors reported in the Reverse Split Proposal below. Notwithstanding approval of the proposed amendment by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.
Vote Required and Board of Directors Recommendation
Pursuant to the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK TO 400,000,000
SHARES
(PROPOSAL 3 ON YOUR PROXY CARD)

PROPOSAL 4: AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF 1-FOR-2 TO 1-FOR-10
On April 15, 2024, the Board of Directors unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio in the range of one-for-two to not more than one-for-ten at any time prior to June 17, 2025, such ratio to be determined by the Board of Directors. The form of proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split is set forth on Annex B (subject to any changes required by applicable law). Pursuant to the General Corporation Law of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our Amended and Restated Certificate of Incorporation and submit the amendment to our stockholders for their approval. Approval of this proposal will grant the Board of Directors the authority (but not the obligation), without further action by the stockholders, to carry out such action any time prior to June 17, 2025, one year from the date of the Annual Meeting.
Purpose of the Reverse Stock Split
The Board of Directors is submitting the proposed authorization for a reverse stock split to our stockholders for approval in order to obtain the flexibility to reduce the number of issued and outstanding shares and to potentially increase the per share trading price of our common stock. The Board of Directors believes that having the possibility to effect the proposed reverse stock split is desirable and should be approved by our stockholders for a number of reasons, including, without limitation, the following:
•
The flexibility to effect a reverse stock split would help us to maintain our listing on Nasdaq. By potentially increasing the per share trading price of our common stock, the reverse stock split would reduce the risk that our common stock could be delisted from Nasdaq. On August 3, 2023, we were notified by Nasdaq that the bid price for our common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, we no longer satisfied the minimum bid price requirement applicable to The Nasdaq Global Select Market issuers. Pursuant to Nasdaq rules, we were automatically afforded an initial 180-calendar day grace period, through January 30, 2024, to regain compliance with the minimum bid price requirement. To obtain a second 180-day grace period, we applied to transfer the listing of our common stock to The Nasdaq Capital Market, which was approved and effective on January 31, 2024. Our failure to regain compliance during this period could result in delisting. To regain compliance with the minimum bid price requirement, we must evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days.

•
If we are successful in maintaining a higher stock price, it may improve the perception of our common stock as an investment security and may generate greater interest among a broader range of institutional and other professional investors and institutions in us, as we have been advised that the current market price of our common stock may affect its acceptability to certain members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to effect a reverse stock split, and thereby potentially increasing the price of our common stock, would give the Board of Directors the ability to address these issues if it is deemed necessary.

•
The Board of Directors believes that the increased market price of the common stock that may potentially be the result of implementing the reverse stock split could improve the marketability of our common stock, which could allow us to raise additional capital and in turn permit us to satisfy the minimum stockholders’ equity requirement imposed by Nasdaq listing rules.

•
The reverse stock split could decrease price volatility for our common stock, as small price movements currently may cause relatively large percentage changes in our stock price.

•
The reverse stock split may help increase analyst and broker interest in our stock, as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers.

•
A higher market price per share for our common stock may help us attract and retain employees because some potential employees are less likely to work for a company with a low stock price, regardless of our market capitalization.

•
The availability of additional shares of common stock would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings and other issuances, mergers, business combinations or other strategic transactions, asset acquisitions, stock dividends, stock splits and other corporate purposes.

Accordingly, for these reasons we believe that granting the Board of Directors the flexibility to effect the reverse stock split is in our and our stockholders’ best interests.
Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. A number of the anticipated benefits of the proposed reverse stock split discussed above are contingent upon the split resulting in an increase in the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, would result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
Concurrent Approval of Authorized Stock Increase
Concurrently with the reverse stock split proposal, the Company’s stockholders are also being asked to approve an amendment to our certificate of incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares (see Proposal 3 above). The current proposal to approve a reverse stock split has no bearing on our ability to effect an increase in the number of shares authorized for issuance if concurrently authorized by stockholders pursuant to Proposal 3 above.
Certain Risks Associated with the Reverse Stock Split
The reverse stock split may not increase the price of the common stock.
Although the Board of Directors expects that a reverse stock split will result in an increase in the price of our common stock, the effect of a reverse stock split cannot be predicted with certainty. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the stock price. As a result, there can be no assurance that the reverse stock split, if completed, will result in any of the intended benefits described above, that the stock price will increase as a result of or following the reverse stock split (or will increase in the same proportion as the final reverse stock split ratio) or that the stock price will not decrease in the future.
If the reverse stock split is implemented, the resulting per-share price may not attract institutional investors, investment funds or brokers and may not satisfy the investing guidelines of these investors or brokers, and consequently, the trading liquidity of our common stock may not improve.
While we believe that a higher share price may help generate investor and broker interest in the common stock, the reverse stock split may not result in a share price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors, investment funds or brokers.

For example, some investors, analysts and other stock market participants have a negative perception of reverse stock splits due to: (1) the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization, (2) the potential that the reduction in shares outstanding could adversely impact the liquidity of our common stock; and (3) the costs associated with implementing a reverse stock split.
The reverse stock split may leave certain stockholders with “odd lots.”
The reverse stock split may result in some stockholders owning “odd lots” of fewer than 100 shares of the common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
Board Discretion to Implement the Reverse Stock Split
The Board of Directors believes that stockholder approval of a range of reverse stock split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides the Board of Directors with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented. If stockholders approve this proposal, the Board of Directors would have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to carry out a reverse stock split only upon the Board of Directors’ determination that a reverse stock split would be in the best interests of our stockholders at that time. The reverse stock split, if implemented, would be effected at a time that the Board of Directors determines to be most advantageous to us and to our stockholders. The Board of Directors would then set the ratio for the reverse stock split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. In determining the ratio, following receipt of stockholder approval, the Board of Directors may consider, among other things:
•
the historical prices and trading volume of our common stock;

•
the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•
the outlook for the trading price of our common stock;

•
threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in our common stock;

•
our stockholders’ equity at such time; and

•
prevailing general market and economic conditions.

Although approval of this proposal would provide the Board of Directors with the authority to carry out a reverse stock split, the Board of Directors is not obligated to do so. Notwithstanding approval of the proposed amendment by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If the Board of Directors fails to implement the reverse stock split on or prior to June 17, 2025, the first anniversary date of the Annual Meeting, stockholder approval again would be required prior to implementing any reverse stock split.
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.
Procedures for Effecting the Reverse Stock Split and Filing Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split
If our stockholders approve the reverse stock split, the Board of Directors will have discretion as to whether or not to effect the reverse stock split at any time prior to June 17, 2025, the first anniversary date of the Annual Meeting]. If implemented by the Board of Directors, the reverse stock split would become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The actual timing of any such filing will be made by the Board of Directors at such time as the Board of Directors believes to be most advantageous to us and our stockholders.
Principal Effects of the Reverse Stock Split
Effect on Existing Common Stock
Although the reverse stock split will not have any dilutive effect on our stockholders (other than de minimis adjustments that may result from the treatment of fractional shares), if the Reverse Split Proposal is approved by the Company’s stockholders and a reverse stock split is effectuated, the reverse stock split would reduce, on a proportionate basis for each stockholder, the aggregate number of shares of common stock outstanding with a proportionate reduction in the total number of shares of common stock authorized for issuance.
As described below under “Mechanics of the Reverse Stock Split — Fractional Shares,” cash will be paid in lieu of the issuance of fractional shares. Subject to the treatment of fractional shares, (1) the change in the number of shares of common stock outstanding that will result from the reverse stock split will not affect any stockholder’s percentage ownership in the Company, and (2) the relative voting and other rights that accompany the shares of common stock will not be affected by the reverse stock split.
After the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Assuming we are otherwise able to maintain our listing on the Nasdaq Capital Market, our common stock will continue to be listed on the Nasdaq Capital Market under the symbol “HOOK,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a reverse stock split has occurred. Following the reverse stock split, our common stock will have a new CUSIP number.
Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our stockholders, the issued shares of common stock held by stockholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of common stock calculated in accordance with the reverse stock split ratio.
Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares. As soon as practicable after the effective date of the reverse stock split, stockholders would be notified that the reverse stock split had been effected.
Effect on Existing Preferred Stock
The total authorized shares of Preferred Stock is 10,000,000. As of April 16, 2024, 1,697 shares of Series A Convertible Preferred Stock were outstanding, 15,800 shares of Series A-1 Convertible Preferred Stock were outstanding and 15,268 shares of Series A-2 Convertible Preferred Stock were outstanding. Each share of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock is currently convertible into 1,000 shares of common stock, and we have reserved 32,765,000 shares of common stock for issuance upon the conversion of our outstanding shares of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock. Pursuant to the terms of the Certificate of Designations of Series A Convertible Preferred Stock, Certificate of Designations of Series A-1 Convertible Preferred Stock and Certificate of Designations of Series A-2 Convertible Preferred Stock, if we combine our outstanding shares of common stock into a smaller number of shares, as contemplated by the reverse stock split, the conversion rate of the Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock will be proportionately adjusted. Accordingly, upon effectiveness of the reverse stock split, the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock will be decreased in accordance with the applicable split ratio and we will proportionately decrease the number of shares of common stock reserved for issuance upon conversion of the Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock. However, the total number of authorized shares of Preferred Stock, Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock and the actual number of outstanding shares of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock will remain unchanged upon the effectiveness of the reverse stock split. Other than as described in this paragraph, all of the rights, preferences and other privileges of our Preferred Stock will remain unchanged following the reverse stock split.
Effect on Equity Compensation Plans
The proposed reverse stock split will reduce the number of shares of common stock available for issuance under our 2019 Stock Option and Incentive Plan (“2019 Plan”), our 2019 Employee Stock Purchase Plan (“ESPP”) and our 2023 Inducement Plan (“2023 Inducement Plan”) in proportion to the applicable split ratio if the reverse stock split is effected.
Under the terms of the 2019 Plan, the Board of Directors or the Compensation Committee shall make an appropriate and proportionate adjustment in (i) the maximum number of shares reserved for issuance under the 2019 Plan, including the maximum number of shares that may be issued in the form of incentive stock options, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the 2019 Plan, (iii) the repurchase price, if any, per share subject to each restricted stock award and (iv) the exercise price for each share subject to any then outstanding stock options and stock appreciation rights under the 2019 Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to stock options and stock appreciation rights) as to which such stock options and stock appreciation rights remain exercisable. No fractional shares shall be issued under the 2019 Plan resulting from any such adjustment, but the Board of Directors or the Compensation Committee in its discretion may make a cash payment in lieu of fractional shares.
Under the terms of the ESPP, in the event of a subdivision of outstanding shares of common stock, the payment of a dividend in common stock or any other change affecting the common stock, the number of shares approved for the ESPP and the limitation on the number of shares an eligible employee is permitted to purchase under the ESPP shall be equitably or proportionately adjusted to give proper effect to such event.
Under the terms of the 2023 Inducement Plan, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares of common stock are increased or decreased or are exchanged for a different number or kind of shares or other of our securities, the Board of Directors or the Compensation Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the 2023 Inducement Plan, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the 2023 Inducement Plan, (iii) the repurchase price, if any, per share subject to each outstanding restricted stock award, and (iv) the exercise price for each share subject to any then outstanding stock options and stock appreciation rights under the 2023 Inducement Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to stock options and stock appreciation rights) as to which such stock options and stock appreciation rights remain exercisable. The adjustment by the Board of Directors or the Compensation Committee shall be final, binding and conclusive. No fractional shares of common stock shall be issued under the 2023 Inducement Plan resulting from any such adjustment, but the Board of Directors or the Compensation Committee in its discretion may make a cash payment in lieu of fractional shares.
Summary of Effects on our Capital Stock
The following tables contain approximate information relating to our common stock, our class A common stock, our Preferred Stock, outstanding options to purchase our common stock and shares of our common stock reserved for future issuance under our equity compensation plans under each of the possible split ratios (without giving effect to the treatment of fractional shares discussed below in “Mechanics of the Reverse Stock Split-Fractional Shares” and without giving effect to Proposal 3), based on share information as of April 16, 2024.

	Date: April 16, 2024	One-for-two Split (1:2)	One-for-three Split (1:3)	One-for-four Split (1:4)	One-for-five Split (1:5)
Number of authorized shares of Common Stock	200,000,000	100,000,000	66,666,666	50,000,000	40,000,000
Number of outstanding shares of Common Stock	96,550,590	48,275,295	32,183,530	24,137,647	19,310,118
Number of authorized shares of Class A Common Stock	3,900,000	3,900,000	3,900,000	3,900,000	3,900,000
Number of outstanding shares of Class A Common Stock	2,399,517	2,399,517	2,399,517	2,399,517	2,399,517
Number of Common Stock reserved for conversion of shares of Class A Common Stock	2,399,517	1,199,758	799,839	599,879	479,903
Number of authorized shares of Preferred Stock	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Number of designated shares of Series A Convertible Preferred Stock	2,978	2,978	2,978	2,978	2,978
Number of outstanding shares of Series A Convertible Preferred Stock	370	370	370	370	370
Number of shares of common stock reserved for issuance upon conversion of outstanding Series A Convertible Preferred Stock	370,000	185,000	123,333	92,500	74,000
Number of designated shares of Series A-1 Convertible Preferred Stock	15,800	15,800	15,800	15,800	15,800
Number of outstanding shares of Series A-1 Convertible Preferred Stock	10,800	10,800	10,800	10,800	10,800
Number of shares of common stock reserved for issuance upon conversion of outstanding Series A-1 Convertible Preferred Stock	10,800,000	5,400,000	3,600,000	2,700,000	2,160,000
Number of designated shares of Series A-2 Convertible Preferred Stock	15,268	15,268	15,268	15,268	15,268
Number of outstanding shares of Series A-2 Convertible Preferred Stock	15,268	15,268	15,268	15,268	15,268
Number of shares of common stock reserved for issuance upon conversion of outstanding Series A-2 Convertible Preferred Stock	15,268,000	7,634,000	5,089,333	3,817,000	3,053,600
Number of shares of common stock reserved for issuance upon exercise of outstanding stock options, stock appreciation rights and convertible notes	11,340,272	5,670,136	3,780,090	2,835,068	2,268,054
Number of shares of common stock reserved for issuance in connection with future awards under our equity compensation plans	3,942,350	1,971,175	1,314,116	985,587	788,470
Number of authorized and unreserved shares of preferred stock not outstanding	9,965,954	9,965,954	9,965,954	9,965,954	9,965,954
Number of authorized and unreserved shares of common stock not outstanding	63,271,621	31,635,810	21,090,540	15,817,905	12,654,324

	Date: April 16, 2024	One-for-six Split (1:6)	One-for-seven Split (1:7)	One-for-eight Split (1:8)	One-for-nine Split (1:9)	One-for-ten Split (1:10)
Number of authorized shares of Common Stock	200,000,000	33,333,333	28,571,429	25,000,000	22,222,222	20,000,000
Number of outstanding shares of Common Stock	19,310,118	16,091,765	13,792,941	12,068,823	10,727,843	9,655,059
Number of authorized shares of Class A Common Stock	3,900,000	3,900,000	3,900,000	3,900,000	3,900,000	3,900,000
Number of outstanding shares of Class A Common Stock	2,399,517	2,399,517	2,399,517	2,399,517	2,399,517	2,399,517
Number of Common Stock reserved for conversion of shares of Class A Common Stock	2,399,517	399,919	342,788	299,939	266,613	239,952
Number of authorized shares of Preferred Stock	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Number of designated shares of Series A Convertible Preferred Stock	2,978	2,978	2,978	2,978	2,978	2,978
Number of outstanding shares of Series A Convertible Preferred Stock	370	370	370	370	370	370
Number of shares of common stock reserved for issuance upon conversion of outstanding Series A Convertible Preferred Stock	370,000	61,666	52,857	46,250	41,111	37,000
Number of designated shares of Series A-1 Convertible Preferred Stock	15,800	15,800	15,800	15,800	15,800	15,800
Number of outstanding shares of Series A-1 Convertible Preferred Stock	10,800	10,800	10,800	10,800	10,800	10,800
Number of shares of common stock reserved for issuance upon conversion of outstanding Series A-1 Convertible Preferred Stock	10,800,000	1,800,000	1,542,857	1,350,000	1,200,000	1,080,000
Number of designated shares of Series A-2 Convertible Preferred Stock	15,268	15,268	15,268	15,268	15,268	15,268

	Date: April 16, 2024	One-for-six Split (1:6)	One-for-seven Split (1:7)	One-for-eight Split (1:8)	One-for-nine Split (1:9)	One-for-ten Split (1:10)
Number of outstanding shares of Series A-2 Convertible Preferred Stock	15,268	15,268	15,268	15,268	15,268	15,268
Number of shares of common stock reserved for issuance upon conversion of outstanding Series A-2 Convertible Preferred Stock	15,268,000	2,544,667	2,181,142	1,908,500	1,696,444	1,526,800
Number of shares of common stock reserved for issuance upon exercise of outstanding stock options	11,340,272	1,890,045	1,620,038	1,417,534	1,260,030	1,134,027
Number of shares of common stock reserved for issuance in connection with future awards under our equity compensation plans	3,942,350	657,058	563,192	492,793	438,038	394,235
Number of authorized and unreserved shares of preferred stock not outstanding	9,965,954	9,965,954	9,965,954	9,965,954	9,965,954	9,965,954
Number of authorized and unreserved shares of common stock not outstanding	63,271,621	10,545,270	9,038,803	7,908,952	7,030,180	6,327,162
Accounting Matters
If the reverse stock split is implemented, the par value per share of our common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result of the reverse stock split, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of our common stock, for all periods, will be restated because there will be fewer outstanding shares of common stock.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, this transaction is not intended to be the first step in a “going private transaction,” within the meaning of Rule 13e-3 of the Exchange Act, and will not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the Exchange Act.
Effective Date
If the reverse stock split is implemented, we will file a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective upon the filing of the Certificate of Amendment. No further action on the part of stockholders would be required to either effect or abandon the reverse stock split. If the Board of Directors does not implement the reverse stock split on or prior to June 17, 2025, the one-year anniversary of the date of the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split, and to abandon the reverse stock split in its entirety, if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.
Mechanics of the Reverse Stock Split
Exchange of Stock Certificates
If the reverse stock split is implemented, each certificate representing pre-reverse split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-reverse stock split shares.
Shortly after the reverse stock split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our transfer agent in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our transfer agent in exchange for the issuance of new certificates reflecting the reverse stock split. In connection with the reverse stock split, the CUSIP number for the common stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-reverse stock split shares.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Effect on Registered “Book-entry” Holders of Common Stock
Holders of common stock may hold some or all of their common stock electronically in book-entry form (“street name”). These stockholders do not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If the reverse stock split is implemented and you hold registered common stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after our transfer agent completes the aggregation and sale described below in “Fractional Shares.”
Effect on Registered Certificated Common Stockholders
Some of our stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. If the reverse stock split is implemented and any of your shares are held in certificate form, you will receive a transmittal letter from us or our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse common stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares electronically in book-entry form, and if you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.” No new shares in book-entry form will be issued and no payment in lieu of any fractional share interest will be made to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. At any time after receipt of your book-entry statement, you may request a stock certificate representing your ownership interest.
Fractional Shares
If the reverse stock split is implemented, no fractional shares will be issued in connection with the reverse stock split. Instead, stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board of Directors will receive cash (without interest) in lieu of such fractional shares in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse split, as reported on the Nasdaq Capital Market (or, if the closing price of our common stock is not then reported on the Nasdaq Capital Market, then the fair market value of our shares of common stock as determined by the Board of Directors) by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest. Stockholders who own their shares in certificated form will receive such cash payment in lieu of fractional shares following the surrender of their pre-reverse split certificate(s) for post-reverse stock split shares. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.
Dissenters’ or Appraisal Rights
Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.
U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.
Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our common stock that is: (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia), (iii) an estate whose income is subject to U.S. federal income taxation, regardless of its source, or (iv) any trust if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person (each, a “U.S. Holder”). This summary does not address any state, local, foreign, or other tax consequences, nor does it address all of the tax consequences that may be relevant to a particular stockholder in light of its circumstances, including tax consequences arising to stockholders subject to special rules, such as persons who acquired shares of our common stock pursuant to employee stock options or otherwise as compensation, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities, commodities or currencies, persons holding shares in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, stockholders whose “functional currency” is not the U.S. dollar, and persons that do not hold our common stock as “capital assets” (generally, property held for investment).
This summary is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as in effect as of the date hereof. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a stockholder that are materially different from those described below. In addition, we have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge.
Tax Consequences of the Reverse Stock Split Generally
The reverse stock split is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. Accordingly, a U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split (except with respect to any cash received in lieu of a fractional share as described below). The aggregate tax basis of the post-reverse split shares received will be the same as the aggregate tax basis of the pre-reverse split shares exchanged therefore (excluding any portion of the U.S. Holder’s basis allocated to fractional share interests), and the holding period(s) of the post-reverse split shares received will include the U.S. Holder’s holding period(s) for the pre-reverse split shares exchanged. The Company will not recognize any gain or loss as a result of the reverse stock split.
Cash Received Instead of a Fractional Share
A U.S. Holder who receives cash for fractional shares should generally recognize gain or loss, as the case may be, for U.S. federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest. Such gain or loss will be capital gain or loss and will generally be long-term capital gain or loss to the extent such U.S. Holder’s holding period exceeds 12 months. The deductibility of capital losses may be subject to certain limitations.
Backup Withholding
A non-corporate U.S. Holder may be subject to backup withholding at a 24% rate on cash payments received pursuant to the reverse stock split unless such U.S. Holder provides a correct taxpayer identification number to its broker or to the Company and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amount withheld under these rules will be creditable against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.
PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES.
Vote Required and Board of Directors Recommendation
Pursuant to the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF 1-FOR-2
TO 1- FOR-10
(PROPOSAL 4 ON YOUR PROXY CARD)

STOCKHOLDER PROPOSALS
Stockholder Recommendations for Director Nominations and Other Business
Our amended and restated bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our corporate secretary at HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, New York, New York 10118, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act and the person’s written consent to be named in the Proxy Statement and to serve as a director if elected. As to other business that a stockholder proposes to bring before the annual meeting, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the resolutions or amendment proposed for adoption, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder (and the beneficial owner) proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.
For stockholder proposals to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than the close of business on February 17, 2025 and no later than the close of business on March 19, 2025. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 27, 2024. Such proposals must be delivered to our corporate secretary at HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118.
In addition, in the event the Company does not receive a stockholder proposal by December 27, 2024, the proxy to be solicited by the Board of Directors for the 2025 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the common stock if the proposal is presented at the 2025 Annual Meeting without any discussion of the proposal in the proxy materials for that meeting.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at https//hookipapharma.com.
You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April [•], 2024. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, or by way of the SEC’s website, http://www.sec.gov.
We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC. Requests for such copies should be addressed to:
HOOKIPA Pharma Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
+43 1 890 63 60
PROXY SOLICITATION
The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners.
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
Stockholders of the Company common stock who share a single address may receive only one copy of this Proxy Statement, Notice of Internet Availability and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement, Notice of Internet Availability or our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, he or she may contact HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118, +43 1 890 63 60, Attention: Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our corporate secretary.
OTHER BUSINESS
The Board of Directors knows of no business to be brought before the 2024 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2024 Annual Meeting unless they receive instructions from you with respect to such matter.

ANNEX A
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HOOKIPA PHARMA INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
HOOKIPA Pharma Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.
1.   The name of this corporation is HOOKIPA Pharma Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 15, 2017.
2.   This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
3.   That the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read as follows:
“The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred thirteen million nine hundred thousand (213,900,000) shares of which (i) four hundred million (400,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), (ii) three million nine hundred thousand (3,900,000) shares shall be a class designated as Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and (iii) ten million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).”
[Signature Page Follows]

A-1

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation has been executed this          day of         , 202  .
By:
Name: Joern Aldag
Title:   Chief Executive Officer

A-2

ANNEX B
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HOOKIPA PHARMA INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
HOOKIPA Pharma Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.
1.   The name of this corporation is HOOKIPA Pharma Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 15, 2017.
2.   This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
3.   That Article IV of the Amended and Restated Certificate of Incorporation is hereby amended by inserting into Article IV immediately before the first sentence therein the following:
“Upon the filing and effectiveness (the “Effective Time”) of this Certificate Amendment of Amended and Restated Certificate of Incorporation, as amended, pursuant to the Delaware General Corporation Law, each      (      ) shares of the Common Stock issued immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $0.001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”), with a proportionate reduction in the authorized number of shares of Common Stock and without increasing or decreasing the authorized number of shares of Preferred Stock. No fractional shares of New Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of New Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of New Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the New Common Stock on The Nasdaq Global Select Market at the close of business on the date of the Effective Time. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock affected thereby. All rights, preferences and privileges of the Common Stock and the Preferred Stock shall be appropriately adjusted to reflect the Reverse Stock Split in accordance with this Amended and Restated Certificate of Incorporation.”
[Signature Page Follows]

B-1

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation has been executed this          day of         , 202  .
By:
Name: Joern Aldag
Title:   Chief Executive Officer

B-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV48174-P10312Nominees:01) Timothy Reilly02) Malte Peters2. To ratify the selection of PwC Wirtschaftsprüfung GmbH as HOOKIPA Pharma Inc.'s independent registered public accounting firm for the fiscal yearending December 31, 2024.3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares ofcommon stock from 200,000,000 shares to 400,000,000 shares.4. To authorize an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’scommon stock (with a proportionate reduction in the authorized number of shares of the Company's common stock), in the range of 1-for-2 to 1-for-10at any time prior to June 17, 2025, if and as determined by the Company’s board of directors.1. Election of Class II Directors ! ! !ForAllWithholdAllFor AllExcept! ! !HOOKIPA PHARMA INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below.the following:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.The Board of Directors recommends you vote FOR the following proposals:NOTE: To transact any other business that may properly come before the meeting or any adjournment thereof.HOOKIPA PHARMA INC.350 FIFTH AVENUE, SUITE 7240NEW YORK, NY 10118For Against Abstain! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on June 16, 2024. Have your proxy card in hand whenyou access the website and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/HOOK2024You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on June 16, 2024. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual MeetingThe Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V48175-P10312HOOKIPA Pharma Inc.Annual Meeting of StockholdersJune 17, 2024 10:00 AM EDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Joern Aldag and Reinhard Kandera, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOOKIPA Pharma Inc. that the stockholder(s) is/are entitled to vote at theAnnual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HOOK2024, at 10:00 AM EDT on June 17, 2024, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side